AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2004

Registration No. 333-114842

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUMEREX CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	11-2948749 (I.R.S. Employer Identification No.)

1600 Parkwood Circle
Suite 200
Atlanta, Georgia 30339-2119
(770) 693-5950
(Address, including zip code and telephone number of Principal Executive Offices)

STRATTON NICOLAIDES
CHIEF EXECUTIVE OFFICER
NUMEREX CORP.
1600 PARKWOOD CIRCLE, SUITE 200
ATLANTA, GEORGIA 30339-2119
(770) 693-5950
Fax. No. (770) 693-5951
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

WITH A COPY TO:
RICHARD E. BALTZ
ARNOLD & PORTER
555 TWELFTH STREET
WASHINGTON, D.C. 20004
(202) 942-5000
Fax. No. (202) 942-5999

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant is filing this Amendment No. 1 to Form S-3 to include the following delaying amendment, which was inadvertently omitted from the previous filing:

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 30, 2004.

NUMEREX CORP. Registrant
By:	/s/ Stratton J. Nicolaides
Stratton J. Nicolaides, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:	Date

/s/ Stratton J. Nicolaides	April 30, 2004
Stratton J. Nicolaides, Chief Executive Officer and Chairman:

Principal Financial and Accounting Officer:

/s/ Alan B. Catherall	April 30, 2004
Alan B. Catherall, Chief Financial Officer and Principal Accounting Officer

Directors:

*
Brian C. Beazer

*
George Benson

*
Matthew J. Flanigan

*
Allan H. Liu

*
John G. Raos

*
Andrew J. Ryan

* By:

/s/ Stratton J. Nicolaides	April 30, 2004
Stratton J. Nicolaides Attorney-in-Fact